SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2009

COLUMBUS NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-27953	98-0187538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12400 Hwy. 71 West
Suite 350-419
Austin, Texas  78738
(Address of principal executive office)

Issuer's telephone number:  512.263.9980

Section 4                      Matters Related to Accountants and Financial Statements

Item 4.01                      Changes in Registrant’s Certifying Accountant

Davidson & Company, LLP, the auditor of record of Columbus Networks Corporation, has resigned its engagement as auditor.  Davidson & Company has not been engaged to audit, nor have they issued any audit report, on the financial statements of the company for any year.

There were no disagreements between the company and Davidson & Company, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The company has provided a draft of this Report on Form 8-K to Davidson & Company.  A copy of their response is attached to this Form 8-K as exhibit 99.1

Section 9                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                   Letter from Davidson & Company, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Networks Corporation

Date: November 24, 2009	/s/ James Nunes
James Nunes, President